Exhibit 99

IMPORTANT FACTORS AND ASSUMPTIONS
REGARDING FORWARD-LOOKING STATEMENTS

This report contains statements, including information about future financial performance, accompanied by phrases such as "believes," "estimates," "expects," "plans," anticipates," "will," "intends," and other similar "forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, including, but not limited to, the following: Customers' abilities to maintain their market shares and achieve anticipated growth rates for new products, particularly as they experience pricing pressures and excess capacity issues; Modine's ability to maintain current programs and compete effectively for new business, including our ability to offset or otherwise address increasing pricing pressures from our customers and competitors; The effect of the weather on market demand, which directly impacts sales; Unanticipated problems with suppliers' abilities to meet Modine's demands; Customers' actual production demand for new products and technologies, including market acceptance of a particular vehicle model or engine; the impact of environmental laws and regulations on Modine's business and the business of Modine's customers, including Modine's ability to take advantage of opportunities to supply alternative new technologies to meet recently introduced environmental emissions standards; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes (including currency exchange rates, tariffs, inflation, recession, and restrictions associated with importing and exporting and foreign ownership); Increases in production or material costs that cannot be recouped in product pricing; The cyclical nature of the vehicular industry; Work stoppages or interference at Modine or Modine's major customers; Unanticipated product or manufacturing difficulties, including unanticipated warranty claims; Unanticipated delays or modifications initiated by major customers with respect to product applications or requirements; Costs and other effects of unanticipated litigation or claims, and the increasing pressures associated with rising health care and insurance costs and reductions in pension credit; Other risks and uncertainties identified by the Company in public filings with the Securities and Exchange Commission.
Modine does not assume any obligation to update any of these forward-looking statements.